UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

MARCHEX, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State of Incorporation or Organization)	35-2194038 (I.R.S. Employer Identification No.)

413 Pine Street, Suite 500 Seattle, Washington 98101 (Address of Principal Executive Offices)	98121 (Zip Code)

If this form relates to the

registration of a class of securities

pursuant to Section 12(b) of the

Exchange Act and is effective

pursuant to General Instruction A.(c),

please check the following box. ☐

If this Form relates to the

registration of a class of securities

pursuant to Section 12(g) of the

Exchange Act and is effective

pursuant to General Instruction A.(d),

please check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-111096

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

Securities to be registered pursuant to Section 12(g) of the Act:

Class B Common Stock,

$0.01 par value per share

(Title of Class)

ITEM 1. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

A description of the Registrant’s Class B Common Stock is set forth under the caption “Description of Capital Stock” contained in the prospectus included in the Company’s Registration Statement on Form SB-2 (File No. 333-111096) as originally filed with the Securities and Exchange Commission on December 11, 2003 or as subsequently amended (the “Registration Statement”), and in the prospectus included in the Registration Statement, is hereby incorporated by reference in response to this item.

ITEM 2. EXHIBITS

The following exhibits are filed as a part of this Registration Statement:

Exhibit No.	Description

3.1	Certificate of Incorporation of Registrant (incorporated by reference to Exhibit 3.1 contained in the Registrant’s Registration Statement on Form SB-2, filed with the Securities and Exchange Commission on December 11, 2003, Registration No. 333-111096).

3.2	Certificate of Designation, Preferences and Rights of the Series A Convertible Preferred Stock (incorporated by reference to Exhibit 3.2 contained in the Registrant’s Registration Statement on Form SB-2, filed with the Securities and Exchange Commission on December 11, 2003, Registration No. 333-111096).

3.3	Form of Amended and Restated Certificate of Incorporation of the Registrant to be in effect upon completion of the offering (incorporated by reference to Exhibit 3.3 contained in Amendment No. 2 to the Registrant’s Registration Statement on Form SB-2, filed with the Securities and Exchange Commission on March 19, 2004, Registration No. 333-111096).

3.4	By-laws of the Registrant, as currently in effect (incorporated by reference to Exhibit 3.4 contained in the Registrant’s Registration Statement on Form SB-2, filed with the Securities and Exchange Commission on December 11, 2003, Registration No. 333-111096).

4.1	Specimen stock certificate representing shares of Class B common stock of Registrant (incorporated by reference to Exhibit 4.1 contained in Amendment No. 3 to the Registrant’s Registration Statement on Form SB-2, filed with the Securities and Exchange Commission on March 29, 2004, Registration No. 333-111096).

4.2	Stockholders’ Agreement, dated as of January 23, 2003, by and among the Registrant and the investors named therein (incorporated by reference to Exhibit 4.2 contained in the Registrant’s Registration Statement on Form SB-2, filed with the Securities and Exchange Commission on December 11, 2003, Registration No. 333-111096).

4.3	Stock Transfer and Restriction Agreement, dated as of October 24, 2003, by and among the Registrant and those holders of Class B common stock named therein (incorporated by reference to Exhibit 4.3 contained in the Registrant’s Registration Statement on Form SB-2, filed with the Securities and Exchange Commission on December 11, 2003, Registration No. 333-111096).

4.4	Series A Preferred Stock Subscription and Stock Purchase Agreement (incorporated by reference to Exhibit 4.4 contained in the Registrant’s Registration Statement on Form SB-2, filed with the Securities and Exchange Commission on December 11, 2003, Registration No. 333-111096).

4.5	Revised Form of Representative’s Warrant Agreement issued to Sanders Morris Harris Inc. (incorporated by reference to Exhibit 4.5 contained in Amendment No. 2 to the Registrant’s Registration Statement on Form SB-2, filed with the Securities and Exchange Commission on March 19, 2004, Registration No. 333-111096).

4.6	Revised Form of Representative’s Warrant Agreement issued to National Securities Corporation (incorporated by reference to Exhibit 4.6 contained in Amendment No. 2 to the Registrant’s Registration Statement on Form SB-2, filed with the Securities and Exchange Commission on March 19, 2004, Registration No. 333-111096).

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

MARCHEX, INC.

By:	/s/ RUSSELL C. HOROWITZ

Russell C. Horowitz
Chairman and Chief Executive Officer

Dated: March 29, 2004

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Incorporation of Registrant (incorporated by reference to Exhibit 3.1 contained in the Registrant’s Registration Statement on Form SB-2, filed with the Securities and Exchange Commission on December 11, 2003, Registration No. 333-111096).

3.2	Certificate of Designation, Preferences and Rights of the Series A Convertible Preferred Stock (incorporated by reference to Exhibit 3.2 contained in the Registrant’s Registration Statement on Form SB-2, filed with the Securities and Exchange Commission on December 11, 2003, Registration No. 333-111096).

3.3	Form of Amended and Restated Certificate of Incorporation of the Registrant to be in effect upon completion of the offering (incorporated by reference to Exhibit 3.3 contained in Amendment No. 2 to the Registrant’s Registration Statement on Form SB-2, filed with the Securities and Exchange Commission on March 19, 2004, Registration No. 333-111096).

3.4	By-laws of the Registrant, as currently in effect (incorporated by reference to Exhibit 3.4 contained in the Registrant’s Registration Statement on Form SB-2, filed with the Securities and Exchange Commission on December 11, 2003, Registration No. 333-111096).

4.1	Specimen stock certificate representing shares of Class B common stock of Registrant (incorporated by reference to Exhibit 4.1 contained in Amendment No. 3 to the Registrant’s Registration Statement on Form SB-2, filed with the Securities and Exchange Commission on March 29, 2004, Registration No. 333-111096).

4.2	Stockholders’ Agreement, dated as of January 23, 2003, by and among the Registrant and the investors named therein (incorporated by reference to Exhibit 4.2 contained in the Registrant’s Registration Statement on Form SB-2, filed with the Securities and Exchange Commission on December 11, 2003, Registration No. 333-111096).

4.3	Stock Transfer and Restriction Agreement, dated as of October 24, 2003, by and among the Registrant and those holders of Class B common stock named therein (incorporated by reference to Exhibit 4.3 contained in the Registrant’s Registration Statement on Form SB-2, filed with the Securities and Exchange Commission on December 11, 2003, Registration No. 333-111096).

4.4	Series A Preferred Stock Subscription and Stock Purchase Agreement (incorporated by reference to Exhibit 4.4 contained in the Registrant’s Registration Statement on Form SB-2, filed with the Securities and Exchange Commission on December 11, 2003, Registration No. 333-111096).

4.5	Revised Form of Representative’s Warrant Agreement issued to Sanders Morris Harris Inc. (incorporated by reference to Exhibit 4.5 contained in Amendment No. 2 to the Registrant’s Registration Statement on Form SB-2, filed with the Securities and Exchange Commission on March 19, 2004, Registration No. 333-111096).

4.6	Revised Form of Representative’s Warrant Agreement issued to National Securities Corporation (incorporated by reference to Exhibit 4.6 contained in Amendment No. 2 to the Registrant’s Registration Statement on Form SB-2, filed with the Securities and Exchange Commission on March 19, 2004, Registration No. 333-111096).